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             AMENDMENT AND TERMINATION OF EMPLOYMENT CONTRACT


 THIS AMENDMENT AND TERMINATION OF EMPLOYMENT CONTRACT (hereafter, the "Amendment") is made this 31 day of December, 1997, between PIEDMONT LABORATORIES, INC. (hereafter the "Company") and SAMUEL D. GARRETSON (hereafter "Employee").

 WHEREAS, the Company and Employee have previously entered into an Employment Agreement (hereafter, the "Agreement") dated September 30, 1996,

 NOW, THEREFORE, in consideration of the mutual covenants and conditions herein, acknowledged by both parties to be sufficient, the parties agree as follows:

 1. Employee's employment with the Company will terminate as of the close of business on the later of (i) December 31, 1997 and (ii) the closing of OSG's acquisition of Kolmar Laboratories, Inc., at which time Employee agrees to resign as an employee and will no longer serve in the capacity of President of the Company or as Vice Chairman of the Board of Directors of Outsourcing Services Group, Inc. ("OSG", also the "Parent"). Company agrees not to exercise its call rights with respect to Employee's shares under Company's Stockholder's Agreement dated June 30, 1997, as amended, as a result of such resignation.

 2. Notwithstanding the provisions of paragraph 1, Employee will continue to serve as a member of the Board of Directors of the Company and the Parent, and will receive payment for serving as a director in the amount of $35,000 per year or such other amount as OSG pays outside directors, for periods after September 30, 1998, for as long as Employee continues to hold at least thirty-three percent (33%) of the 101,187 shares of Company Stock he now owns.

 3. Employee shall be entitled to a lump-sum payment equal to the balance of the salary payments due to him under Section 3.01 of the Agreement, namely salary at the rate of $200,000 per annum through September 30, 1998, for a total payment of $150,000. Portions of this amount at Employee's salary rate shall be paid on normal payroll dates until the balance is paid upon the Closing of the Company's proposed high-yield senior subordinated note offering, but in any event on or before March 31, 1998. In addition, Employee will continue to receive the medical, life insurance, and automobile benefits described at Section 3.04 of the Agreement for the remainder of the original employment term provided in the Agreement. At the termination of the original employment term under the Agreement, Employee's medical benefits may be continued at Employee's expense so long as Employee serves as a director of the Parent.

 4. Any and all amounts paid to Employee pursuant to Paragraph 3 above are contingent upon Employee's compliance with the restrictive covenants in Sections 5.01 and 5.02 of the Agreement. Upon a material breach by Employee of the covenants in either of these Sections, the Company's obligation to pay to Employee any of the amounts in Paragraph 3 will be extinguished.

 5. The amounts paid to Employee by the Company pursuant to paragraph 3 above represent the entire obligation of the Company to Employee under the Agreement, and any amendments or supplements thereto, and Employee has no entitlement under the Agreement, or any amendments or supplements thereto, to additional compensation from the Company.

 6. Upon the effectiveness of this Amendment, Company shall transfer to employee the membership rights in the Golf Club of Georgia.

 7. Except as expressly amended herein, the Agreement is expressly ratified and confirmed and all the covenants, agreements, terms, and conditions thereof shall remain in full force and effect.

                          (Signature Page Follows)

                  [SIGNATURE PAGE - AMENDMENT (GARRETSON)]

 IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment on the day and year first above written.

                               "Company"

                               PIEDMONT LABORATORIES, INC.

                               By: /s/ Joseph Sortais
                                  -------------------------------------
                               Name:  Joseph Sortais
                                    -----------------------------------
                               Its:  Chief Financial Officer
                                    -----------------------------------

                               "Employee"


                               /s/ Samuel D. Garretson
                               ----------------------------------------
                               SAMUEL D. GARRETSON